SmartFinancial, Inc. S-4

Exhibit 5.1

SmartFinancial, Inc.

5401 Kingston Pike, Suite 600

Knoxville, Tennessee

July 5, 2017

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to SmartFinancial, Inc., a Tennessee corporation (the “Company”), in connection with the registration on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”), of shares of the Company’s common stock, par value $1.00 per share (the “Shares”), in connection with the proposed business combination between the Company and Capstone Bancshares, Inc., an Alabama corporation (“Capstone”), pursuant to that certain Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated May 22, 2017, by and among the Company, Capstone, Capstone Bank (a wholly owned subsidiary of Capstone), and SmartBank (a wholly owned subsidiary of the Company).

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified copies.

Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares to be issued by the Company, when issued and delivered in the manner and on the terms set forth in the Merger Agreement and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid, and nonassessable.

We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is limited to the Tennessee Business Corporation Act, including all applicable Tennessee statutory provisions and reported judicial decisions interpreting these laws, as in effect on the date hereof. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,

/s/ Butler Snow LLP